Exhibit 99.1

News Release

Acuity Brands, Inc.
1170 Peachtree Street, NE
Suite 2400
Atlanta, GA 30309
Tel: 404 853 1400
Fax: 404 853 1420
AcuityBrands.com

Company Contact:

Dan Smith

Acuity Brands, Inc.

(404) 853-1423

ACUITY BRANDS

DECLARES QUARTERLY DIVIDEND

ATLANTA, October 2, 2008 – The Board of Directors of Acuity Brands, Inc. (NYSE: AYI) today declared a quarterly dividend of 13 cents per share (an annualized rate of 52 cents per share). The dividend is payable on November 3, 2008 to shareholders of record on October 17, 2008.

Acuity Brands, Inc. owns and operates Acuity Brands Lighting, Inc. and Acuity Brands Technology Services, Inc. With fiscal year 2007 net sales of approximately $2.0 billion, Acuity Brands Lighting and Acuity Brands Technology Services combined are one of the world’s leading providers of lighting fixtures and related products and services and includes brands such as Lithonia Lighting®, Holophane®, Peerless®, Mark Architectural Lighting™, Hydrel®, American Electric Lighting®, Gotham® , Carandini®, SpecLight®, MetalOptics®, Antique Street Lamps™, Synergy® Lighting Controls, SAERIS™, and ROAM®. Headquartered in Atlanta, Georgia, Acuity Brands employs approximately 7,000 associates and has operations throughout North America and in Europe and Asia.